Cornerstone OnDemand Announces First Quarter 2021 Financial Results

SANTA MONICA, Calif. – May 6, 2021 – People development solutions provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its first quarter ended March 31, 2021. The Company has provided supplemental financial information located on its Investor Relations website. On April 22, 2020, the Company acquired Saba Software, Inc. (“Saba”); the discussion below includes Saba’s results for the post-acquisition period.
First Quarter 2021 Results:
•Revenue for the first quarter of 2021 was $209.3 million. This represents a 39.4% increase compared to the same period of the prior year.
•Subscription revenue for the first quarter of 2021 was $200.6 million. This represents a 38.9% increase compared to the same period of the prior year.
•Income (loss) from operations for the first quarter of 2021 was $9.1 million, yielding a margin of 4.3%, compared to income (loss) from operations of $(2.7) million and a margin of (1.8)% in the same period of the prior year.
•Non-GAAP operating income for the first quarter of 2021 was $59.2 million, yielding a non-GAAP operating margin of 28.3%, compared to non-GAAP operating income of $24.9 million and a non-GAAP operating margin of 16.6% in the same period of the prior year.
•Net loss for the first quarter of 2021 was $(12.5) million, or $(0.19) diluted net loss per share, compared to net loss of $(13.8) million, or $(0.22) diluted net loss per share, in the same period of the prior year.
•Non-GAAP net income for the first quarter of 2021 was $48.4 million, or $0.70 non-GAAP diluted net income per share, compared to non-GAAP net income of $15.0 million, or $0.23 non-GAAP diluted net income per share, in the same period of the prior year.
•Unlevered free cash flow for the first quarter of 2021 was $88.4 million, yielding a margin of 42.3%, compared to unlevered free cash flow of $6.3 million and a margin of 4.2% in the same period of the prior year. Unlevered free cash flow for the first quarter of 2021 includes approximately $7.8 million of restructuring and acquisition-related cash outflows.
“I’m very pleased with a solid first quarter and a strong start to Cornerstone’s fiscal year 2021, despite these unprecedented times,” said Phil Saunders, Chief Executive Officer. “We have continued to execute on our transformation roadmap, and while we believe we have an aggressive roadmap to implement this year, we remain confident in our ability to unlock growth and earnings power within the business.”
Recent Highlights:
•The Company announced its Strategic Leader position in the Fosway 9-Grid™ for Learning Systems for 2021, retaining its leading position for the eighth year in a row.
•Cornerstone mobilized internal executive talent to drive innovation for its content business and align international leadership to better support customers worldwide. Heidi Spirgi transitioned into the role of Chief Strategy and Growth Officer, Theresa Damato was named the Company’s Chief Marketing Officer, and Vincent Belliveau was appointed Chief International Officer.
“We are proud of our first quarter business and operational accomplishments, and the resulting financial performance,” said Chirag Shah, Chief Financial Officer. “We are raising our profitability estimates for 2021 to reflect our positive business trends and the strong start to the year.”

Financial Outlook:
The following outlook2 is based on information available as of the date of this press release and is subject to change in the future.
For the second quarter ending June 30, 2021, the Company provides the following outlook:
•Revenue between $208.0 million and $210.0 million.
•Subscription revenue between $203.0 million and $205.0 million.
•Non-GAAP operating income between $49.0 million and $51.0 million.
For the year ending December 31, 2021, the Company provides the following outlook:
•Revenue between $851.0 million and $859.0 million.
•Subscription revenue between $827.0 million and $835.0 million.
•Annual recurring revenue between $868.0 million and $878.0 million.
•Non-GAAP operating income between $215.0 million and $222.0 million.
•Unlevered free cash flow between $208.0 million and $216.0 million. Captured in this is approximately $50.0 million in non-recurring cash outflows for restructuring and integration activities related to the Saba acquisition.
The revenue, subscription revenue, and non-GAAP operating income numbers above are impacted by a deferred revenue write-down related to purchase accounting. For more information, refer to the Company’s investor relations presentation.
The Company has not reconciled the guidance for non-GAAP operating income or unlevered free cash flow to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For example, stock-based compensation expense is excluded from the Company’s non-GAAP operating income as the quantification requires additional unknown inputs such as the number of shares granted and market prices that are not ascertainable.

[1] Non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow, and unlevered free cash flow margin are non-GAAP financial measures. See the discussion in the section titled “Non-GAAP Financial Measures and Other Key Metrics” and the reconciliations at the end of this press release.

2 In order to translate the financial outlook for entities reporting in GBP and EUR to USD, the following exchange rates have been applied:
Exchange rate applied to revenue for the second quarter of 2021	$1.37 USD per GBP
Exchange rate applied to revenue and annual recurring revenue for fiscal 2021	$1.37 USD per GBP
Exchange rate applied to revenue for the second quarter of 2021	$1.19 USD per EUR
Exchange rate applied to revenue and annual recurring revenue for fiscal 2021	$1.19 USD per EUR

Quarterly Conference Call
Cornerstone will host a conference call to discuss its first quarter 2021 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (US) or (484) 653-6763 (outside the US). A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 5:00 p.m. PT (8:00 p.m. ET) on May 13, 2021 by dialing (855) 859-2056 (US) or (404) 537-3406 (outside the US).
Featured Presentation
An accompanying featured presentation will be available at https://investors.cornerstoneondemand.com/investors/overview/default.aspx.
About Cornerstone
Cornerstone is a premier people development company. We believe people can achieve anything when they have the right development and growth opportunities. We offer organizations the technology, content, expertise, and specialized focus to help them realize the potential of their people. Featuring comprehensive recruiting, personalized learning, modern training content, development-driven performance management, and holistic employee data management and insights, Cornerstone’s people development solutions are used by over 6,000 customers of all sizes, spanning more than 75 million users across over 180 countries and nearly 50 languages. Learn more at www.cornerstoneondemand.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.

Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our non-GAAP guidance, strategy, long-term growth and overall future prospects, the demand for our offerings, our competitive position, general business conditions, our ability to execute our strategies and business plans, the ongoing integration of Saba into our business, our ability to execute our transformation roadmap, anticipated synergies from our acquisition of Saba, and our expectations regarding certain financial measures including revenue, subscription revenue, annual recurring revenue, non-GAAP operating income, unlevered free cash flow, capital expenditures, and operating margins. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to: our ability to attract new customers; the extent to which customers renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing customers by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing customers; allowing our implementation subcontractors to contract directly with customers for implementation services; our shift to focusing on recurring revenue streams; our ability to compete as the learning and people development provider for organizations of all sizes; changes in the proportion of our customer base that is composed of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and people development in Europe, the Middle East, Africa, Asia-Pacific, and Japan; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war, natural disasters, or the ongoing COVID-19 pandemic; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; the failure to achieve expected synergies and efficiencies of operations between us and Saba; our ability to successfully integrate Saba’s market opportunities, technology, products, personnel, and operations and to execute our transformation roadmap; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020.
Non-GAAP Financial Measures and Other Key Metrics
To supplement its consolidated financial statements, which are prepared and presented in accordance with US generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures and other key metrics include:
(i)non-GAAP cost of revenue, which is defined as cost of revenue less stock-based compensation and amortization of intangible assets;
(ii)annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period;
(iii)net annual dollar retention rate, which is defined as the percentage of annual recurring revenue from all customers on the first day of a fiscal year that is retained from those same customers on the last day of that same fiscal year. This percentage excludes all annual recurring revenue from new customers added during the fiscal year. Incremental sales during the fiscal year to customers are included in the calculation solely for customers that existed as of the first day of the fiscal year. Therefore, it is possible for our net annual dollar retention rate to exceed 100% in a given fiscal year if incremental sales to existing customers exceed the churn in annual recurring revenue from those same customers during that year.

Prior to 2020, incremental sales were only included to the extent those sales offset any decrease in annual recurring revenue from the original amount on the first day of the fiscal year and therefore, the historical net annual dollar retention rate could never exceed 100%. Beginning in 2020, this ratio includes all customers. Previously, Cornerstone for Salesforce, Cornerstone PiiQ, Grovo, and Workpop customers were excluded from the calculation. We believe that our net annual dollar retention rate is an important metric to measure the long-term value of customer agreements and our ability to retain and incrementally sell to our customers;
(iv)unlevered free cash flow, a non-GAAP financial measure, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest;
(v)unlevered free cash flow margin, a non-GAAP financial measure, which is defined as unlevered free cash flow divided by revenue;
(vi)non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, acquisition-related and integration expenses, restructuring expenses, accretion of debt discount and amortization of debt issuance costs, discrete tax items, fair value adjustments on strategic investments, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding;
(vii)non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue;
(viii)non-GAAP operating income and non-GAAP operating income margin, which are defined as income or loss from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related and integration expenses, and restructuring expenses;
(ix)non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, acquisition-related and integration expenses, and restructuring expenses; and
(x)non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and amortization of intangible assets attributable to the corresponding GAAP financial measures.
The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:
•Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation. The expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.
•Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.
•Acquisition-related and integration. The Company excludes expenses related to acquisitions and integration because the expenses are discrete to specific acquisitions and are not necessarily indicative of its continuing operations. The Company believes that the exclusion of these expenses provides investors with a supplemental view of the Company’s operational performance.
•Restructuring. The Company excludes expenses related to restructuring because the expense is not indicative of its continuing operations. The Company believes that the exclusion of these expenses provides investors with a supplemental view of the Company’s operational performance.

•Accretion of debt discount and amortization of debt issuance costs. The Company recognizes effective interest expense on its debt. The difference between the effective interest expense and the contractual interest expense, which is composed of accretion of debt discount and amortization of debt issuance costs, is excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.
•Discrete tax items. The Company excludes discrete income tax charges or benefits that are not expected to recur because the items are not indicative of continuing operations. The Company believes that the exclusion of these items provides investors with a supplemental view of the Company’s operational performance.
•Fair value adjustments on strategic investments. The Company views the increase or decrease in the fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For the periods presented, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$128,862	$153,151
Accounts receivable, net	137,191	221,461
Deferred commissions, current portion	45,587	45,786
Prepaid expenses and other current assets	35,615	30,615
Total current assets	347,255	451,013
Capitalized software development costs, net	51,559	50,812
Property and equipment, net	27,982	32,271
Operating right-of-use assets	69,470	74,419
Deferred commissions, net of current portion	88,132	89,698
Long-term investments	1,750	8,565
Intangible assets, net	412,343	436,290
Goodwill	961,593	961,322
Deferred tax assets	19,152	19,169
Other assets	12,246	11,010
Total assets	$1,991,482	$2,134,569
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses, and other current liabilities	$104,496	$129,908
Deferred revenue, current portion	425,988	446,886
Operating lease liabilities, current portion	12,866	10,830
Debt, current portion	10,047	10,047
Total current liabilities	553,397	597,671
Debt, net of current portion	1,077,714	1,176,239
Deferred revenue, net of current portion	3,002	5,184
Operating lease liabilities, net of current portion	61,563	65,911
Deferred tax liabilities	7,854	11,936
Other liabilities, non-current	5,315	8,754
Total liabilities	1,708,845	1,865,695
Stockholders’ equity:
Common stock, $0.0001 par value	7	6
Additional paid-in capital	860,980	835,069
Accumulated deficit	(577,114)	(564,662)
Accumulated other comprehensive loss	(1,236)	(1,539)
Total stockholders’ equity	282,637	268,874
Total liabilities and stockholders’ equity	$1,991,482	$2,134,569

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$209,273	$150,136
Cost of revenue [1,2]	60,536	41,924
Gross profit	148,737	108,212
Operating expenses:
Sales and marketing [1,2]	69,735	55,330
Research and development [1]	30,770	24,085
General and administrative [1,2]	31,562	24,725
Acquisition-related and integration	1,530	6,811
Restructuring[1]	6,089	—
Total operating expenses	139,686	110,951
Income (loss) from operations	9,051	(2,739)
Other income (expense):
Interest expense	(18,770)	(5,501)
Other, net	(4,904)	(5,364)
Other expense, net	(23,674)	(10,865)
Loss before income tax provision	(14,623)	(13,604)
Income tax benefit (provision)	2,171	(171)
Net loss	$(12,452)	$(13,775)
Net loss per share, basic and diluted	$(0.19)	$(0.22)
Weighted average common shares outstanding, basic and diluted	65,397	61,631

[1] Includes stock-based compensation as follows:
	Three Months Ended
	March 31,
	2021	2020
Cost of revenue	$2,056	$2,701
Sales and marketing	6,297	8,584
Research and development	4,055	4,800
General and administrative	5,873	7,085
Restructuring	1,201	—
Total	$19,482	$23,170

[2] Includes amortization of intangible assets as follows:
	Three Months Ended
	March 31,
	2021	2020
Cost of revenue	$9,490	$1,663
Sales and marketing	14,182	83
General and administrative	603	—
Total	$24,275	$1,746

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(12,452)	$(13,775)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,800	11,964
Accretion of debt discount and amortization of debt issuance costs	4,184	1,090
Net foreign currency and other loss	4,928	5,179
Stock-based compensation expense	19,482	23,170
Deferred income taxes	(4,203)	—
Bad debt (recoveries) expense	(306)	447
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	81,394	35,516
Deferred commissions	2,248	582
Prepaid expenses and other assets	(6,488)	(6,550)
Accounts payable, accrued expenses, and other current liabilities	(28,338)	(18,135)
Deferred revenue	(21,515)	(35,557)
Other liabilities, non-current	2,377	2,057
Net cash provided by operating activities	78,111	5,988
Cash flows from investing activities
Purchases of marketable investments	—	(20,419)
Maturities and sales of investments	—	272,173
Capital expenditures	(943)	(971)
Capitalized software costs	(7,721)	(7,389)
Cash paid for acquisitions, net of cash acquired	—	(18,639)
Net cash (used in) provided by investing activities	(8,664)	224,755
Cash flows from financing activities
Repayment of debt	(102,512)	—
Proceeds from employee stock plans	7,511	10,130
Net cash (used in) provided by financing activities	(95,001)	10,130
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,187	(626)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(24,367)	240,247
Cash, cash equivalents, and restricted cash at beginning of period	155,854	215,907
Cash, cash equivalents, and restricted cash at end of period[1]	$131,487	$456,154
Supplemental cash flow data
Cash paid for interest	$18,976	$8,625
Cash paid for income taxes	2,674	955
Non-cash investing and financing activities:
Capitalized stock-based compensation	1,278	2,190

[1] Below is a reconciliation of cash, cash equivalents, and restricted cash:
	As of March 31,
	2021	2020
Cash and cash equivalents	$128,862	$456,154
Restricted cash included in prepaid expenses and other current assets	396	—
Restricted cash included in other assets	2,229	—
Total cash, cash equivalents, and restricted cash	$131,487	$456,154

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT, AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, INCOME (LOSS) FROM OPERATIONS TO NON-GAAP OPERATING INCOME, AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Reconciliation of cost of revenue, gross profit, and gross margin:
Revenue	$209,273	$150,136
Cost of revenue	60,536	41,924
Gross profit	$148,737	$108,212
Gross margin	71.1%	72.1%

Cost of revenue	$60,536	$41,924
Adjustments to cost of revenue:
Stock-based compensation[1]	(2,056)	(2,138)
Amortization of intangible assets	(9,490)	(1,663)
Total adjustments to cost of revenue	(11,546)	(3,801)
Non-GAAP cost of revenue	48,990	38,123
Non-GAAP gross profit	$160,283	$112,013
Non-GAAP gross margin	76.6%	74.6%

Reconciliation of income (loss) from operations and operating margin:
Income (loss) from operations	$9,051	$(2,739)
Operating margin	4.3%	(1.8)%
Adjustments to income (loss) from operations:
Stock-based compensation[1,3]	18,281	19,109
Amortization of intangible assets	24,275	1,746
Acquisition-related and integration[2]	1,530	6,811
Restructuring[3]	6,089	—
Total adjustments to income (loss) from operations	50,175	27,666
Non-GAAP operating income	$59,226	$24,927
Non-GAAP operating margin	28.3%	16.6%

[1] The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the three months ended March 31, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

		Three Months Ended
		March 31,
		2020
Cost of revenue		$2,138
Sales and marketing		7,674
Research and development		3,386
General and administrative		5,911
Total		$19,109

[2] Expenses related to the acquisitions of Saba Software, Inc. and Clustree SAS primarily consisting of external professional services directly associated with the acquisitions, such as advisory fees, accounting and legal costs, filing fees, due diligence, and integration costs.

[3] Stock-based compensation related to restructuring is presented in the restructuring line item.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(12,452)	$(13,775)
Adjustments to net loss
Stock-based compensation[1,3]	18,281	19,109
Amortization of intangible assets	24,275	1,746
Acquisition-related and integration[2]	1,530	6,811
Restructuring[3]	6,089	—
Accretion of debt discount and amortization of debt issuance costs[4]	4,184	1,090
Income tax benefit	(365)	—
Fair value adjustment on strategic investments[5]	6,862	—
Total adjustments to net loss	60,856	28,756
Non-GAAP net income	$48,404	$14,981
Non-GAAP basic net income per share	$0.74	$0.24
Non-GAAP diluted net income per share	$0.70	$0.23
Weighted-average common shares outstanding, basic	65,397	61,631
Non-GAAP weighted-average common shares outstanding, diluted	69,576	66,188

[1] The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the three months ended March 31, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

[2] Expenses related to the acquisitions of Saba Software, Inc. and Clustree SAS primarily consisting of external professional services directly associated with the acquisitions, such as advisory fees, accounting and legal costs, filing fees, due diligence, and integration costs.

[3] Stock-based compensation related to restructuring is presented in the restructuring line item.
[4] Debt discount accretion and debt issuance cost amortization have been recorded in connection with our issuance of (i) $1.0047 billion of term loan debt on April 22, 2020; and (ii) $300.0 million in convertible notes on December 8, 2017 as well as the modification of these convertible notes on April 20, 2020 to extend the maturity date from July 1, 2021 to March 17, 2023. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

5 A write-down of approximately $6.9 million was recognized during the three months ended March 31, 2021 related to a strategic investment.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$78,111	$5,988
Capital expenditures	(943)	(971)
Capitalized software costs	(7,721)	(7,389)
Cash paid for interest	18,976	8,625
Unlevered free cash flow	$88,423	$6,253
Unlevered free cash flow margin	42.3%	4.2%

Cornerstone OnDemand, Inc.
TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS
(unaudited)
The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished to or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings press release.
The Company intends to periodically review and refine the definition, methodology, and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2020				FY 2021
	Q1'20	Q2'20	Q3'20	Q4'20	Q1’21	FY18	FY19	FY20
SELECTED METRICS:
Number of customers[1]	3,522	6,308	6,229	6,157	6,084	3,333	3,508	6,157
% y/y	4.6%	84.3%	80.8%	75.5%	72.7%	2.6%	5.3%	75.5%
% q/q	0.4%	79.1%	(1.3)%	(1.2)%	(1.2)	n/a	n/a	n/a
Number of employees	1,975	3,184	3,027	2,919	2,818	1,953	1,993	2,919
% y/y	(2.1)%	56.5%	52.4%	46.5%	42.7%	3.3%	2.0%	46.5%
% q/q	(0.9)%	61.2%	(4.9)%	(3.6)%	(3.5)	n/a	n/a	n/a
Net annual dollar retention rate[2]	n/a	n/a	n/a	n/a	n/a	105.7%	104.6%	95.1%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	510,000	575,000	840,000
Net cash provided by operating activities (in thousands)	5,988	22,774	33,147	35,025	78,111	90,253	115,549	96,934
Unlevered free cash flow (in thousands)	6,253	15,394	55,929	36,356	88,423	63,471	90,203	113,932
Unlevered free cash flow margin	4.2%	8.4%	28.0%	17.6%	42.3%	11.8%	15.6%	15.4%
FINANCIAL DATA (in thousands, except percentages):
Revenue	150,136	184,358	199,498	206,924	209,273	537.891	576,523	740,916
Subscription revenue	144,421	177,217	185,643	197,878	200,584	473.052	542,968	705,159
% y/y growth	10.0%	33.7%	35.1%	39.6%	38.9%	n/a	14.8%	29.9%
Subscription revenue % of total revenue	96.2%	96.1%	93.1%	95.6%	95.8%	87.9%	94.2%	95.2%
Income (loss) from operations	(2,739)	(22,368)	(1,618)	(4,826)	9,051	(7.769)	11,933	(31,551)
MARGIN DATA:
Gross margin	72.1%	68.5%	67.7%	69.8%	71.1%	73.2%	74.1%	69.4%
Sales and marketing % of revenue	36.9%	35.2%	36.0%	35.5%	33.3%	41.8%	39.5%	35.8%
Research and development % of revenue	16.0%	15.4%	14.9%	14.9%	14.7%	14.3%	17.5%	15.2%
General and administrative % of revenue	16.5%	13.8%	14.5%	15.2%	15.1%	16.7%	15.0%	14.9%
Acquisition-related and integration % of revenue	4.5%	10.9%	2.4%	2.7%	0.7%	0.2%	—	5.0%
Restructuring % of revenue	—	5.3%	0.7%	3.9%	2.9%	1.7%	—	2.6%
Operating margin	(1.8)%	(12.1)%	(0.8)%	(2.3)%	4.3%	(1.4)%	2.1%	(4.3)%
NON-GAAP MARGIN DATA:
Non-GAAP gross margin	74.6%	73.7%	73.5%	75.2%	76.6%	74.1%	76.0%	74.2%
Non-GAAP sales and marketing % of revenue	31.7%	26.4%	25.3%	25.4%	23.5%	37.2%	34.7%	26.9%
Non-GAAP research and development % of revenue	13.8%	13.9%	12.7%	12.3%	12.8%	12.1%	14.8%	13.1%
Non-GAAP general and administrative % of revenue	12.5%	11.8%	12.1%	12.3%	12.0%	13.2%	11.1%	12.2%
Non-GAAP operating margin	16.6%	21.6%	23.4%	25.2%	28.3%	11.8%	15.4%	22.1%
Non-GAAP research and development plus capitalized software % of revenue	18.7%	17.2%	16.1%	15.6%	16.5%	16.8%	19.1%	16.8%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.28	1.26	1.29	1.32	1.38	1.34	1.28	1.29
GBP to USD end of period spot rate	1.23	1.23	1.28	1.37	1.38	1.27	1.32	1.37
EUR to USD average period rate	1.10	1.11	1.17	1.19	1.21	1.18	1.12	1.14
EUR to USD end of period spot rate	1.10	1.12	1.17	1.23	1.17	1.14	1.12	1.23

[1] During the second quarter of 2020, we adjusted our method of determining customer count to exclude customers that are sold through resellers that share one tenant or instance of our product. The numbers included here reflect this change. We continue to exclude customers from our Cornerstone for Salesforce, PiiQ, Grovo, Workpop, and Clustree products from our customer count metrics.

[2] During 2020, we adjusted our method of determining our net annual dollar retention rate. Prior to 2020, incremental sales were only included to the extent those sales offset any decrease in annual recurring revenue from the original amount on the first day of the fiscal year and therefore, the historical net annual dollar retention rate could never exceed 100%. Beginning in 2020, this ratio includes all customers. Previously, Cornerstone for Salesforce, Cornerstone PiiQ, Grovo, and Workpop customers were excluded from the calculation. The percentages included here reflect these changes.

	FY 2020				FY 2021
	Q1'20	Q2'20	Q3'20	Q4'20	Q1’21	FY18	FY19	FY20
NON-GAAP RECONCILIATIONS FOR SELECTED METRICS (in thousands, except percentages):
Net cash provided by operating activities	5,988	22,774	33,147	35,025	78,111	90,253	115,549	96,934
Capital expenditures	(971)	(1,304)	(635)	(2,875)	(943)	(14,895)	(18,034)	(5,785)
Capitalized software costs	(7,389)	(6,135)	(6,772)	(6,779)	(7,721)	(25,515)	(24,668)	(27,075)
Cash paid for interest	8,625	59	30,189	10,985	18,976	13,628	17,356	49,858
Unlevered free cash flow	6,253	15,394	55,929	36,356	88,423	63,471	90,203	113,932
Unlevered free cash flow margin	4.2%	8.4%	28.0%	17.6%	42.3%	11.8%	15.6%	15.4%

Gross margin	72.1%	68.5%	67.7%	69.8%	71.1%	73.2%	74.1%	69.4%
Stock-based compensation	1.4%	1.2%	1.1%	0.9%	1.0%	0.7%	1.1%	1.0%
Amortization of intangible assets	1.1%	4.0%	4.7%	4.5%	4.5%	0.2%	0.8%	3.8%
Non-GAAP gross margin	74.6%	73.7%	73.5%	75.2%	76.6%	74.1%	76.0%	74.2%

Sales and marketing % of revenue	36.9%	35.2%	36.0%	35.5%	33.3%	41.8%	39.5%	35.8%
Stock-based compensation	(5.1)%	(3.0)%	(3.5)%	(3.3)%	(3.1)%	(4.6)%	(4.8)%	(3.6)%
Amortization of intangible assets	(0.1)%	(5.8)%	(7.2)%	(6.8)%	(6.7)%	—%	—%	(5.3)%
Non-GAAP sales and marketing % of revenue	31.7%	26.4%	25.3%	25.4%	23.5%	37.2%	34.7%	26.9%

Research and development % of revenue	16.0%	15.4%	14.9%	14.9%	14.7%	14.3%	17.5%	15.2%
Stock-based compensation	(2.2)%	(1.5)%	(2.2)%	(2.6)%	(1.9)%	(2.2)%	(2.7)%	(2.1)%
Non-GAAP research and development % of revenue	13.8%	13.9%	12.7%	12.3%	12.8%	12.1%	14.8%	13.1%

General and administrative % of revenue	16.5%	13.8%	14.5%	15.2%	15.1%	16.7%	15.0%	14.9%
Stock-based compensation	(4.0)%	(1.8)%	(2.1)%	(2.6)%	(2.8)%	(3.5)%	(3.9)%	(2.5)%
Amortization of intangible assets	—%	(0.2)%	(0.3)%	(0.3)%	(0.3)%	—%	—%	(0.2)%
Non-GAAP general and administrative % of revenue	12.5%	11.8%	12.1%	12.3%	12.0%	13.2%	11.1%	12.2%

Operating margin	(1.8)%	(12.1)%	(0.8)%	(2.3)%	4.3%	(1.4)%	2.1%	(4.3)%
Stock-based compensation	12.7%	7.4%	8.9%	9.3%	8.8%	11.1%	12.5%	9.5%
Amortization of intangible assets	1.2%	10.1%	12.2%	11.6%	11.6%	0.2%	0.8%	9.3%
Acquisition-related and integration	4.5%	10.9%	2.4%	2.7%	0.7%	0.2%	—%	5.0%
Restructuring	—%	5.3%	0.7%	3.9%	2.9%	1.7%	—%	2.6%
Non-GAAP operating margin	16.6%	21.6%	23.4%	25.2%	28.3%	11.8%	15.4%	22.1%

Research and development plus capitalized software % of revenue	20.9%	18.7%	18.3%	18.2%	18.4%	19.0%	21.8%	18.9%
Stock-based compensation	(2.2)%	(1.5)%	(2.2)%	(2.6)%	(1.9)%	(2.2)%	(2.7)%	(2.1)%
Non-GAAP research and development plus capitalized software % of revenue	18.7%	17.2%	16.1%	15.6%	16.5%	16.8%	19.1%	16.8%

Investor Relations Contact:
Jason Gold
Phone: +1 (310) 526-2531
jgold@csod.com

Media Contact:
Deaira Irons
Phone: +1 (310) 752-0164
dirons@csod.com